Exhibit 99.1

eHealth, Inc. Announces Fourth Quarter and Full Year 2006 Results

Fourth Quarter Highlights

•	Revenue of $17.4 million, up 49% year-over-year

•	Operating income of $2.8 million, or 16% of revenue

•	Net income of $11.0 million, including a $7.4 million tax benefit, or $0.45 per share on a diluted basis

•	Cash flow from operations of $4.9 million, up 344% year-over-year

•	Completed initial public offering during October 2006, resulting in net proceeds of approximately $70.2 million

MOUNTAIN VIEW, Calif.—February 15, 2007— eHealth, Inc. (NASDAQ: EHTH), the leading online source of health insurance for individuals, families and small businesses, today announced its financial results for the fourth quarter and full year ended December 31, 2006.

“Our fourth quarter results show the significant market and financial progress we are making as a company,” said Gary Lauer, chief executive officer of eHealth. “In particular, our fourth quarter revenue growth, operating margin and cash flow illustrate the power and leverage of our financial model.”

Fourth Quarter Results

For the fourth quarter ended December 31, 2006, revenue totaled $17.4 million, representing a 49% increase over revenue of $11.7 million for the fourth quarter of 2005. The increase in revenue was driven primarily by growth in commission revenue received from health insurance carriers.

Operating income increased to $2.8 million for the fourth quarter of 2006, compared to operating income of $0.1 million for the fourth quarter of 2005. Operating margins improved to 16% in the fourth quarter of 2006, up from 12% in the third quarter of 2006 computed on a non-GAAP basis by excluding from the third quarter a $0.7 million revenue item that had previously been deferred and was recognized in a lump-sum in the third quarter. This was also up from 1% in the fourth quarter of 2005.

Net income for the fourth quarter of 2006, which included a $7.4 million income tax benefit from a partial reduction of the valuation allowance against deferred tax assets, was $11.0 million, or $0.45 per share on a diluted basis. Excluding the $7.4 million income tax benefit, non-GAAP net income for the fourth quarter of 2006 was $3.6 million, or $0.15 per diluted share, compared to net income of $0.2 million, or $0.01 per diluted share, for the fourth quarter of 2005.

During the fourth quarter of 2006, cash flow from operations increased to $4.9 million, compared to $1.1 million for the same period in 2005. The Company ended the fourth quarter of 2006 with $90.3 million of cash and cash equivalents, compared with $9.4 million as of December 31, 2005.

Full Year Results

For the year ended December 31, 2006, revenue totaled $61.3 million, representing a 47% increase over revenue of $41.8 million for the year ended December 31, 2005.

Operating income increased to $8.0 million during the year ended December 31, 2006, compared to an operating loss of $0.6 million during the year ended December 31, 2005. Operating margins improved to 13% for the year ended December 31, 2006, up from an operating deficit of 2% for the year ended December 31, 2005.

Net income for the year ended December 31, 2006, which included the income tax benefit of $7.4 million, was $16.5 million, or $0.80 per share on a diluted basis. Excluding the $7.4 million income tax benefit, non-GAAP net income for the year ended December 31, 2006 was $9.0 million, or $0.44 per diluted share, compared with a net loss of $0.4 million, or $(0.09) per diluted share, for the year ended December 31, 2005.

During the year ended December 31, 2006, cash flow from operations totaled $11.4 million, representing a 336% increase compared to cash flow from operations of $2.6 million for the year ended December 31, 2005.

Initial Public Offering

In October 2006, the Company completed the initial public offering of 5,750,000 shares of common stock at a price of $14 per share, resulting in cash proceeds of approximately $70.2 million, net of offering expenses and underwriters’ discounts and commissions.

Guidance

eHealth is providing guidance for its full year ending December 31, 2007 based on information available as of February 15, 2007:

•	Total revenue expected to be in the range of $81 million to $84 million

•

Non-GAAP net income, excluding stock-based compensation expense, expected to be in the range of $10.5 million to $12.0 million. The effective tax rate, if it were computed based on pre-tax earnings before stock-based compensation, is expected to range from approximately 39% to 40%.

•	Non-GAAP earnings per diluted share, excluding stock-based compensation expense, expected to be in the range of $0.40 to $0.45 per share

•	Cash flow from operations expected to be in the range of $19 million to $21 million

Webcast and Conference Call Information

A Webcast and conference call will be held today, Thursday, February 15, 2007 at 5:00 p.m. (EST) / 2:00 p.m. (PST). The Webcast will be available live on the Investor Relations section on our website at http://ir.ehealthinsurance.com. Individuals interested in listening to the conference call may do so by dialing 866-202-0886 for domestic callers and 617-213-8841 for international callers. The participant passcode is 54330533. A telephone replay will be available two hours following the conclusion of the call for a period of 30 days and can be accessed by dialing 888-286-8010 for domestic callers and 617-801-6888 for international callers. The call ID for the replay is 19493974. The archived Webcast will also be available on our website.

About eHealth, Inc.

eHealth, Inc. is the parent company of eHealthInsurance, the leading online source of health insurance for individuals, families and small businesses. eHealthInsurance presents complex health insurance information in an objective, user-friendly format, enabling the research, analysis, comparison and purchase of health insurance products that best meet consumers' needs. eHealth and eHealthInsurance are registered trademarks of eHealthInsurance Services, Inc.

eHealth, Inc. was founded in 1997 and its technology was responsible for the nation's first Internet-based sale of a health insurance policy. The Company is headquartered in Mountain View, California. Additional information can be found at the Company's website, www.ehealthinsurance.com.

Forward Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding the Company’s market and financial progress, the power and leverage of the Company’s financial model, total revenue, net income, effective tax rate, earnings per diluted share and cash flow from operations for 2007. These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made, including risks associated with acceptance of the internet as a medium for the purchase of health insurance, the Company’s ability to increase its membership base and expand its relationships with health insurance carriers and marketing partners, retention of the Company’s members, increased rates of member turnover, changes in the Company’s relationships with insurance carriers, system failures or capacity constraints, dependence upon Internet search engines to attract consumers who visit the Company’s website, the performance, reliability and availability of the Company’s ecommerce platform and underlying network infrastructure, the effectiveness of the Company’s marketing and public relations efforts, exposure to online commerce security risks, reliance on marketing partners for the sale of health insurance, competition, protection of intellectual property and intellectual property rights claims, regulatory penalties and negative publicity, compliance with insurance and other laws and regulations, and changes in laws and regulations. Other factors that could cause operating, financial and other results to differ are described in the Company’s most recent Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission and available on the investor relations page of the Company’s website at www.ehealthinsurance.com and on the Securities and Exchange Commission’s website at www.sec.gov. Other risks may be detailed from time to time in reports to be filed with the Securities and Exchange Commission. eHealth does not undertake any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Non-GAAP Financial Information

This press release includes non-GAAP financial measures, including non-GAAP net income, non-GAAP diluted earnings per share and non-GAAP operating margins, to supplement the consolidated financial statements, which are presented in accordance with accounting principals generally accepted in the United States (“GAAP”). These non-GAAP measures are not in accordance with, or an alternative for, U.S. generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. eHealth believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with eHealth’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate eHealth’s results of operations in conjunction with the corresponding GAAP measures.

For internal budgeting and resource allocation, eHealth’s management uses non-GAAP financial information that excludes a $7.4 million income tax benefit in the three and twelve month periods ended December 31, 2006 and excludes $0.7 million of revenue, along with the related income tax impact, in the three months ended September 30, 2006. eHealth’s management uses these non-GAAP financial measures in making operating decisions, because it believes the measures provide meaningful supplemental information regarding eHealth’s operational performance and useful insight into how its business should be managed. Management also uses these non-GAAP financial measures to facilitate internal comparisons to historical operating results.

The accompanying tables provide more details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures and the related reconciliations between these financial measures.

Investor Relations Contact:

Trisha Dill

Aston Partners

1-415-869-5757

tdill@ashtonpartners.com

www.ashtonpartners.com

Media Contact:

Robert Hurley

VP Corporate Communications

1-916-608-6101

robert.hurley@ehealth.com

www.ehealthinsurance.com

(Tables to Follow)

# # #

EHEALTH, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2005	December 31, 2006
	(1)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$9,415	$90,316
Short-term investments	—	158
Accounts receivable	128	717
Deferred income taxes	—	2,303
Prepaid expenses and other current assets	908	1,926

Total current assets	10,451	95,420
Restricted investments	153	—
Property and equipment, net	2,761	3,936
Deferred initial public offering costs	1,391	—
Deferred income taxes	—	5,119
Other assets	409	453

Total assets	$15,165	$104,928

Liabilities, convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$1,077	$1,440
Accrued compensation and benefits	3,009	3,743
Accrued marketing expenses	1,027	1,647
Deferred revenue	523	62
Other current liabilities	1,179	1,979

Total current liabilities	6,815	8,871
Other non-current liabilities	212	317

Convertible preferred stock	86,319	—

Stockholders’ equity (deficit):
Common stock	5	22
Additional paid-in capital	1,983	159,576
Deferred stock-based compensation	(62)	(254)
Accumulated deficit	(80,132)	(63,655)
Accumulated other comprehensive income	25	51

Total stockholders’ equity (deficit)	(78,181)	95,740

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$15,165	$104,928

(1)	The condensed consolidated balance sheet at December 31, 2005 has been derived from the audited consolidated financial statements at that date.

EHEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2005	2006	2005	2006
	(unaudited)	(unaudited)	(2)	(unaudited)
Revenue:
Commission	$11,471	$16,520	$41,237	$58,943
Sponsorship, licensing and other	236	896	515	2,367

Total revenue	11,707	17,416	41,752	61,310
Operating costs and expenses:
Cost of revenue-sharing	173	411	614	1,305
Marketing and advertising (1)	4,808	5,601	17,786	21,405
Customer care and enrollment (1)	2,421	2,947	8,822	10,991
Technology and content (1)	2,138	2,816	8,054	10,137
General and administrative (1)	2,020	2,880	7,108	9,482

Total operating costs and expenses	11,560	14,655	42,384	53,320

Income (loss) from operations	147	2,761	(632)	7,990
Other income, net	97	969	239	1,326

Income (loss) before income taxes	244	3,730	(393)	9,316
Provision (benefit) for income taxes	21	(7,315)	21	(7,161)

Net income (loss)	$223	$11,045	$(414)	$16,477

Net income (loss) per share:
Basic – common stock	$0.05	$0.57	$(0.09)	$1.91
Basic – Class A nonvoting common stock	$0.05	$0.57	$(0.09)	$1.91
Diluted – common stock	$0.01	$0.45	$(0.09)	$0.80
Diluted – Class A nonvoting common stock	$0.01	$0.45	$(0.09)	$0.80

Net income (loss):
Allocated to common stock	$222	$11,039	$(414)	$16,391
Allocated to Class A nonvoting common stock	1	6	—	86

Net income (loss)	$223	$11,045	$(414)	$16,477

Weighted-average number of shares used in per share amounts:
Basic – common stock	4,781	19,535	4,661	8,590
Basic – Class A nonvoting common stock	12	10	3	45
Diluted – common stock	18,797	24,771	4,661	20,572
Diluted – Class A nonvoting common stock	12	10	3	45

(1)	Includes stock-based compensation as follows:

Marketing and advertising	$1	$15	$97	$47
Customer care and enrollment	1	16	6	42
Technology and content	18	77	62	226
General and administrative	8	50	26	139

Total	$28	$158	$191	$454

(2)	The condensed consolidated statement of operations for the year ended December 31, 2005 has been derived from the audited consolidated financial statements for that year.

EHEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2005	2006	2005	2006
	(unaudited)	(unaudited)	(1)	(unaudited)
Operating activities
Net income (loss)	$223	$11,045	$(414)	$16,477
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred income taxes	—	(7,422)	—	(7,422)
Depreciation and amortization	259	429	1,136	1,546
Stock-based compensation expense	28	158	191	454
Deferred rent	(3)	82	168	122
Loss on disposal of property and equipment	17	—	17	—
Changes in operating assets and liabilities:
Accounts receivable	(56)	84	(96)	(589)
Prepaid expenses and other current assets	96	(730)	15	(954)
Other assets	(2)	(15)	13	(44)
Accounts payable	215	11	163	209
Accrued compensation and benefits	646	932	649	740
Accrued marketing expenses	(594)	(81)	104	620
Deferred revenue	302	3	520	(461)
Other current liabilities	(26)	408	151	700

Net cash provided by operating activities	1,105	4,904	2,617	11,398

Investing activities
Purchases of property and equipment	(259)	(529)	(1,337)	(2,268)
Changes in restricted cash	—	—	101	—
Changes in restricted investments	(1)	(2)	(3)	(5)

Net cash used in investing activities	(260)	(531)	(1,239)	(2,273)

Financing activities
Proceeds from initial public offering	—	74,752	—	74,752
Costs incurred in connection with initial public offering	(656)	(1,400)	(1,022)	(3,309)
Net proceeds from exercise of common stock options	25	37	362	476
Principal payments in connection with capital leases	(5)	(100)	(22)	(172)

Net cash provided by (used in) financing activities	(636)	73,289	(682)	71,747

Effect of exchange rate changes on cash and cash equivalents	(5)	13	12	29

Net increase in cash and cash equivalents	204	77,675	708	80,901
Cash and cash equivalents at beginning of period	9,211	12,641	8,707	9,415

Cash and cash equivalents at end of period	$9,415	$90,316	$9,415	$90,316

(1)	The condensed consolidated statement of cash flows for the year ended December 31, 2005 has been derived from the audited consolidated financial statements for that year.

EHEALTH, INC.

SUMMARY OF KEY METRICS

(Unaudited)

Metric	Three Months Ended December 31, 2005	Three Months Ended December 31, 2006
IFP submitted applications (1)	61,000	76,300
Source of IFP submitted applications (as a percentage of total IFP applications for the period):
Direct (2)	39%	40%
Marketing partners (3)	36%	33%
Online advertising (4)	25%	27%

Total	100%	100%

IFP new members (5)	48,300	68,300
Total new members (6)	68,000	97,200

Total revenue (7)	$11,707,000	$17,416,000
Total revenue per estimated member for the period (8)	$44	$46

Marketing and advertising expenses (9)	$4,808,000	$5,601,000
Acquisition cost per individual on IFP submitted applications (10)	$50	$47

	As of December 31, 2005	As of December 31, 2006
IFP estimated membership (11)	225,000	319,000
Total estimated membership (12)	277,600	393,900

(1)	Individual and Family Product (“IFP”) applications completed on eHealth’s website during the period.
(2)	Percentage of submitted applications from applicants who came directly to the eHealth website through unpaid search engine results or otherwise.
(3)	Percentage of submitted applications from applicants sourced through eHealth’s network of marketing partners.
(4)	Percentage of submitted applications from applicants sourced through paid search, portals and related sites.
(5)	New IFP members reported to eHealth as approved during the period. Some members that are approved by a carrier do not accept the approval and therefore do not become paying members.
(6)	New members for all products reported to eHealth as approved during the period. Some members that are approved by a carrier do not accept the approval and therefore do not become paying members.
(7)	Total revenue recognized during the period (all sources) from the condensed consolidated statements of operations.
(8)	Calculated as total revenue recognized during the period (see note (7)) divided by average estimated membership for the period (calculated as beginning and ending estimated membership for all products for the period, divided by two).
(9)	Marketing and advertising expenses for the period from the condensed consolidated statements of operations.
(10)	Calculated as marketing and advertising expenses for the period (see note (9)) divided by the number of individuals on IFP applications completed on eHealth’s website during the period.
(11)	Estimated number of members active on IFP insurance policies as of the date indicated.
(12)	Estimated number of members active on all insurance policies as of the date indicated.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE THREE MONTHS ENDED DECEMBER 31, 2006

(In thousands, except per share amounts, unaudited)

Statement of Operations Reconciliation

	Three Months Ended December 31, 2006
	GAAP Reported	Adjustments	Non-GAAP Results
Revenue:
Commission	$16,520	$—	$16,520
Sponsorship, licensing and other	896	—	896

Total revenue	17,416	—	17,416
Operating costs and expenses:
Cost of revenue-sharing	411	—	411
Marketing and advertising	5,601	—	5,601
Customer care and enrollment	2,947	—	2,947
Technology and content	2,816	—	2,816
General and administrative	2,880	—	2,880

Total operating costs and expenses	14,655	—	14,655

Income from operations	2,761	—	2,761
Other income, net	969	—	969

Income before income taxes	3,730	—	3,730
Provision (benefit) for income taxes (1)	(7,315)	7,422	107

Net income (loss)	$11,045	$(7,422)	$3,623

Net income (loss) per share:
Basic – common stock	$0.57	$(0.38)	$0.19
Basic – Class A nonvoting common stock	$0.57	$(0.38)	$0.19
Diluted – common stock	$0.45	$(0.30)	$0.15
Diluted – Class A nonvoting common stock	$0.45	$(0.30)	$0.15
Net income (loss):
Allocated to common stock	$11,039	$(7,418)	$3,621
Allocated to Class A nonvoting common stock	6	(4)	2

Net income (loss)	$11,045	$(7,422)	$3,623

Weighted-average number of shares used in per share amounts:
Basic – common stock	19,535	19,535	19,535
Basic – Class A nonvoting common stock	10	10	10
Diluted – common stock	24,771	24,771	24,771
Diluted – Class A nonvoting common stock	10	10	10

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2006

(In thousands, except per share amounts, unaudited)

Statement of Operations Reconciliation

	Three Months Ended September 30, 2006
	GAAP Reported	Percent of Total Revenue	Adjustments	Non-GAAP Results	Percent of Total Revenue
Revenue:
Commission (2)	$15,867	95%	$(720)	$15,147	95%
Sponsorship, licensing and other	795	5	—	795	5

Total revenue	16,662	100	(720)	15,942	100
Operating costs and expenses:
Cost of revenue-sharing	411	3	—	411	3
Marketing and advertising	5,798	35	—	5,798	36
Customer care and enrollment	2,740	16	—	2,740	17
Technology and content	2,668	16	—	2,668	17
General and administrative	2,370	14	—	2,370	15

Total operating costs and expenses	13,987	84	—	13,987	88

Income (loss) from operations	2,675	16	(720)	1,955	12
Other income, net	145	1	—	145	1

Income (loss) before income taxes	2,820	17	(720)	2,100	13
Provision (benefit) for income taxes (3)	82	1	(19)	63	—

Net income (loss)	$2,738	16%	$(701)	$2,037	13%

Net income (loss) per share:
Basic – common stock	$0.54		$(0.14)	$0.40
Basic – Class A nonvoting common stock	$0.54		$(0.14)	$0.40
Diluted – common stock	$0.14		$(0.03)	$0.11
Diluted – Class A nonvoting common stock	$0.14		$(0.03)	$0.11
Net income (loss):
Allocated to common stock	$2,705		$(693)	$2,012
Allocated to Class A nonvoting common stock	33		(8)	25

Net income (loss)	$2,738		$(701)	$2,037

Weighted-average number of shares used in per share amounts:
Basic – common stock	4,974		4,974	4,974
Basic – Class A nonvoting common stock	61		61	61
Diluted – common stock	19,334		19,334	19,334
Diluted – Class A nonvoting common stock	61		61	61

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE YEAR ENDED DECEMBER 31, 2006

(In thousands, except per share amounts, unaudited)

Statement of Operations Reconciliation

	Year Ended December 31, 2006
	GAAP Reported	Adjustments	Non-GAAP Results
Revenue:
Commission	$58,943	$—	$58,943
Sponsorship, licensing and other	2,367	—	2,367

Total revenue	61,310	—	61,310
Operating costs and expenses:
Cost of revenue-sharing	1,305	—	1,305
Marketing and advertising	21,405	—	21,405
Customer care and enrollment	10,991	—	10,991
Technology and content	10,137	—	10,137
General and administrative	9,482	—	9,482

Total operating costs and expenses	53,320	—	53,320

Income from operations	7,990	—	7,990
Other income, net	1,326	—	1,326

Income before income taxes	9,316	—	9,316
Provision (benefit) for income taxes (1)	(7,161)	7,422	261

Net income (loss)	$16,477	$(7,422)	$9,055

Net income (loss) per share:
Basic – common stock	$1.91	$(0.86)	$1.05
Basic – Class A nonvoting common stock	$1.91	$(0.86)	$1.05
Diluted – common stock	$0.80	$(0.36)	$0.44
Diluted – Class A nonvoting common stock	$0.80	$(0.36)	$0.44
Net income (loss):
Allocated to common stock	$16,391	$(7,383)	$9,008
Allocated to Class A nonvoting common stock	86	(39)	47

Net income	$16,477	$(7,422)	$9,055

Weighted-average number of shares used in per share amounts:
Basic – common stock	8,590	8,590	8,590
Basic – Class A nonvoting common stock	45	45	45
Diluted – common stock	20,572	20,572	20,572
Diluted – Class A nonvoting common stock	45	45	45

Explanation of adjustments

(1)	In the fourth quarter of 2006, management concluded that it is more likely than not that eHealth will realize sufficient earnings to utilize a portion of its deferred tax assets. Accordingly, eHealth reduced the valuation allowance against deferred tax assets and recorded a tax benefit of $7.4 million in the fourth quarter of 2006.

(2)	Deferred revenue at June 30, 2006 included commission amounts reported and paid by a single health insurance carrier that, effective January 2005, changed its basis for calculating and reporting commission amounts from a percentage of the premium it collected to a percentage of the premium it billed. Since this was the first carrier to calculate and report commission amounts on this basis, eHealth initially did not have sufficient historical forfeiture experience to estimate and record an appropriate allowance for forfeitures as commission amounts were reported by the carrier. Accordingly, all commission amounts reported by the carrier in 2005 and through the first six months of 2006 were deferred.

During the three months ended September 30, 2006, eHealth determined that it had sufficient experience to estimate an allowance for forfeitures for this health insurance carrier. Accordingly, during the three and nine months ended September 30, 2006, eHealth recognized $720,000 of commission revenue, which had been previously deferred.

(3)	Includes a $19,000 income tax expense reduction due to the $720,000 reduction of income (loss) before income taxes.